Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-238327, 333-249983, 333-255185, 333-258145, and 333-269687) on Form S-3 and (Nos. 333-184616, 333-194588, 333-206645, 333-221485, 333-233195, 333-249985, 333-267977, 333-274781, and 333-274782) on Form S-8 of our report dated March 28, 2024, with respect to the consolidated financial statements of Fortress Biotech, Inc.

Short Hills, NJ

March 28, 2024